EXHIBIT H

Writer’s Direct Dial: (212) 225-2208 E-Mail: adelacruz@cgsh.com

May 19, 2015

The Republic of Chile

Ministry of Finance
Teatinos 120, Piso 12
Santiago
Chile

Ladies and Gentlemen:

We have acted as special New York counsel to the Republic of Chile (the “Republic”) in connection with the preparation and filing by the Republic with the United States Securities and Exchange Commission (the “Commission”) under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”) of a registration statement filed on the date hereof (the “Registration Statement”), pursuant to which the Republic proposes to issue and sell from time to time up to US$1,514,261,472 aggregate principal amount of its debt securities (the “Debt Securities”) and/or warrants to purchase Debt Securities.  The Debt Securities are to be issued pursuant to an indenture dated December 12, 2014 (the “Base Indenture”), as amended by the first supplemental indenture dated as of May 7, 2015 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Republic and The Bank of New York Mellon, as trustee, or pursuant to another indenture that is filed as an exhibit to the Registration Statement.  The Base Indenture and a form of the First Supplemental Indenture have been filed as exhibits to the Registration Statement.

In arriving at the opinions expressed below, we have reviewed the following documents.

(a)           the Registration Statement;

(b)           a copy of the executed Base Indenture; and

(c)           a copy of the executed First Supplemental Indenture.

In addition, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of such instruments and other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

CLEARY GOTTLIEB STEEN & HAMILTON LLP OR AN AFFILIATED ENTITY HAS AN OFFICE IN EACH OF THE CITIES LISTED ABOVE.

Based on the foregoing and subject to the further assumptions and qualifications set forth below, it is our opinion that when (i) an Authorization, substantially in the form of an exhibit to the Indenture establishing the terms of a series of the Debt Securities, has been duly authorized by the Republic and duly executed and delivered by the Republic in accordance with the Indenture (or any such other indenture), (ii) any such other indenture under which the Debt Securities are issued has been duly authorized by the Republic and duly executed and delivered by the parties thereto and (iii) the Debt Securities, in substantially the form set forth as an exhibit to the Indenture (or any such other indenture) and annexed to the Authorization, have been duly authorized by the Republic and duly executed and authenticated in accordance with the Indenture (or any such other indenture), and duly delivered and paid for by the purchasers thereof, such Debt Securities will constitute valid, binding and enforceable obligations of the Republic, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and to possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors’ rights.

In giving the foregoing opinion, we have assumed that (a) the Republic and each other party to the Indenture has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Republic regarding matters of the federal law of the United States of America or the law of the State of New York), (b) any terms of the Debt Securities that are not contained in the forms thereof set forth as an exhibit to the Indenture will comply with applicable law and will be valid, binding and enforceable, (c) the interest rate on the Debt Securities will not exceed the maximum rate permitted by law, and (d) any such other indenture is similar in all material respects to the Indenture.  In addition, we note that the enforceability in the United States of the waiver by the Republic of its immunities from court jurisdiction and from legal process, as set forth in the Indenture and the Debt Securities, is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed on the date hereof and to the references to us under the heading “Validity of the Securities” in the prospectus included in the Registration Statement filed on the date hereof and in any prospectus supplement relating thereto. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Commission issued thereunder.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/S/ Andrés de la Cruz
Andrés de la Cruz, a Partner